EXHIBIT 99.1

 For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES SECOND QUARTER EARNINGS

CHICAGO, IL, August 12, 2010-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its Terra Nova Financial, LLC subsidiary provides brokerage services for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three and six months ended June 30, 2010.

Selected Second Quarter Results and Discussion
•	Consolidated revenue was $4.8 million for the three months ended June 30, 2010 versus $7.3 million for the same period in 2009. The following factors were primary contributors to the $2.5 million decrease in revenue:

°	Commissions and fees revenues were $4.3 million for the three months ended June 30, 2010-$2.5 million lower than in the same period in 2009. Lower trade volumes reduced revenues by $2.0 million. Commissions per trade for the three months ended June 30, 2010 declined 11% over the same period in 2009, to $5.55. This decline in commissions per trade contributed to the decline in revenue by approximately $548,000 for the three months ended June 30, 2010.

°	Net interest income declined by $193,000 to $247,000 for the three months ended June 30, 2010, compared to same period in 2009. The decline was primarily attributable to a drop in the rate that the Company earns interest on its bank deposits, which declined from 0.90% to 0.40%. Additionally, client margin balances increased slightly for three months ended June 30, 2010 compared to the same period in 2009.

•	DARTs (daily average revenue trades) were 12,266 for the three months ended June 30, 2010 compared to 17,229 for the same period in 2009. The results are primarily attributable to a decline in active clients, offset by an increase in the number of trades per active client as compared to the same period in 2009. Shares and contracts traded during the quarter ended June 30, 2010 totaled 944 million compared to 1.7 billion in the same period last year.

•	Commission gross profit margin (commissions and fees less cost of sales) increased 4.0% to 54.4% for the three months ended June 30, 2010, compared to the same period in 2009. Leveraging of quotations and market data and commission and clearing expenses as a percentage of sales equally contributed to the improved commission gross profit margin.

•	Adjusted EBITDA from continuing operations was ($377,000) for the three months ended June 30, 2010 compared to $464,000 for the same period in 2009.

•	Net loss per share was ($0.03) for the three months ended June 30, 2010 compared to net loss per share of ($0.01) for the same period in 2009.

•	Items included in three months ended June 30, 2010: arbitration and litigation accrual ($280,000), transaction related fees ($363,000) and severance charges due to reduction in workforce ($64,500).

CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF LOSS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES
Commissions and fees	$4,290,348	$6,796,714	$8,039,098	$13,473,134

Interest income	247,583	440,307	473,485	860,583
Interest expense on brokerage accounts	458	86	458	370
Net interest income	247,125	440,221	473,027	860,213

Other revenues	266,481	63,283	438,726	107,560

Net revenues	4,803,954	7,300,218	8,950,851	14,440,907

EXPENSES
Commissions and clearing	1,584,498	2,387,170	2,967,625	5,080,447
Compensation and benefits	1,443,312	1,925,683	3,237,932	3,960,468
Software and market data	463,238	869,415	990,951	1,816,134
Advertising and promotional	5,102	207,111	25,258	294,123
Professional fees	753,261	692,257	1,281,218	1,378,836
Communications and information technology	153,125	201,353	449,103	397,975
Depreciation and amortization	470,527	493,049	999,606	982,199
Other general and administrative expenses	781,055	757,149	1,398,367	1,225,536

Total expenses	5,654,118	7,533,187	11,350,060	15,135,718

Loss from continuing operations before income taxes	(850,164)	(232,969)	(2,399,209)	(694,811)

Income tax benefit	-	89,000	-	269,000

Net loss from continuing operations	(850,164)	(143,969)	(2,399,209)	(425,811)

Discontinued operations:
Loss from discontinued operations before income taxes	-	(117,417)	(19,785)	(195,384)
Income tax benefit	-	46,000	-	76,000
Loss from discontinued operations	-	(71,417)	(19,785)	(119,384)

Net loss	$(850,164)	$(215,386)	$(2,418,994)	$(545,195)

Net loss per common share:
Basic and Diluted
Continuing operations	$(0.03)	$(0.01)	$(0.10)	$(0.02)
Discontinued operations	$-	$-	$-	$-
	$(0.03)	$(0.01)	$(0.10)	$(0.02)

CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$4,218,881	$1,857,671
Cash segregated in compliance with federal regulations	119,901,388	136,042,376
Receivables from brokers, dealers and clearing organizations	25,765,001	23,001,389
Receivables from brokerage customers	9,306,155	12,022,905
Property and equipment, net of accumulated depreciation and amortization	858,432	1,045,707
Capitalized software development costs, net of accumulated amortization	157,604	246,835
Intangible assets, net of accumulated amortization	2,056,289	2,741,364
Income tax receivable	738,285	738,285
Deferred income taxes, net	1,499,761	1,499,761
Other assets	910,208	657,361
Total assets	$165,412,004	$179,853,654

LIABILITIES AND SHAREHOLDERS' EQUITY
Payables to brokerage customers	$147,086,127	$159,825,033
Payables to brokers, dealers and clearing organizations	502,829	490,911
Accounts payable and accrued expenses	2,039,635	1,355,905
Total liabilities	149,628,591	161,671,849

Commitments and contingencies

Shareholders' equity
Preferred stock; $10 par value; 5,000,000 shares authorized; none issued	-	-
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,482,942 shares issued and 25,054,508 shares outstanding at June 30, 2010 and December 31, 2009	254,829	254,829
Treasury stock, common, at cost; 428,434 shares at June 30, 2010 and December 31, 2009	(272,056)	(272,056)
Additional paid-in capital	52,153,438	52,132,836
Accumulated deficit	(36,352,798)	(33,933,804)
Total shareholders' equity	15,783,413	18,181,805
Total liabilities and shareholders' equity	$165,412,004	$179,853,654

See accompanying notes to unaudited condensed consolidated financial statements.

       In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, the Company uses the measure of non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization with adjustments for other non-cash items and expenses). This measure is not in accordance with or an alternative for GAAP, and should not be considered more meaningful than amounts determined in accordance with GAAP, and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic can help in the assessment and evaluation of the relative strength of the Company's operating performance and is intended to assist investors in evaluating the current operating and financial performance of the Company's core business. The exclusion of these identified items from this non-GAAP financial measure should not be construed as an inference that these items are unusual or infrequent. The Company's management uses these measures internally for reviewing its financial results and for business planning. The Company discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

       Below is Terra Nova's preliminary unaudited Total Adjusted EBITDA reconciliation for the three and six months ended June 30, 2010 and 2009.

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Commissions and fees	$4,290,348	$6,796,714	$8,039,098	$13,473,134
Net interest income	247,125	440,221	473,027	860,213
Other revenue	266,481	63,283	438,726	107,560
Net revenues	4,803,954	7,300,218	8,950,851	14,440,907

Cost of sales	1,954,903	3,371,499	3,850,352	6,761,873
Gross profit	2,849,051	3,928,719	5,100,499	7,679,034
Operating expenses	3,699,215	4,161,688	7,499,708	8,373,845

Loss from continuing operations before income taxes	(850,164)	(232,969)	(2,399,209)	(694,811)

Income tax benefit	-	89,000	-	269,000

Net loss from continuing operations	(850,164)	(143,969)	(2,399,209)	(425,811)

Adjustments
Depreciation and amortization	470,527	493,049	999,606	982,199
Stock-based compensation	2,982	26,350	20,602	56,515
Income tax expense (benefit)	-	89,000	-	269,000

Total Adjusted EBITDA	$(376,655)	$464,430	$(1,379,001)	$881,903

Commissions gross profit	$2,335,445	$3,425,215	$4,188,746	$6,711,261
Commissions gross profit margin	54.4%	50.4%	52.1%	49.8%

About Terra Nova Financial Group, Inc.

       Terra Nova Financial Group, Inc. is a holding company of businesses providing a range of products and services to professional traders. The Company has one primary subsidiary. Terra Nova Financial, LLC ("Terra Nova") a broker-dealer registered with the U.S. Securities and Exchange Commission and a member of Financial Industry Regulatory Authority, Inc. provides execution, clearing and prime brokerage services to professional traders, hedge funds and money managers. Terra Nova Financial Group, Inc. trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

       Terra Nova is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova for value in execution, clearing and prime brokerage services. Terra Nova empowers self-directed clients to trade, analyze, strategize and report through a portfolio of advanced trading platforms. Terra Nova was founded in 1994 and is headquartered in Chicago, Illinois with a sales presence in New York, New York.

       Terra Nova is a member of Financial Industry Regulatory Authority, Inc. ("FINRA"), Securities Investor Protection Corporation ("SIPC"), National Futures Association ("NFA"), The Depository Trust & Clearing Corporation ("DTCC"), National Securities Clearing Corporation ("NSCC") and The Options Clearing Corporation ("OCC") along with the following exchanges: International Securities Exchange, Boston Options Exchange, NYSE Arca Options, NYSE Amex Options, NASDAQ OMX PHLX, NYSE Arca Equities, NYSE Amex Equities, NYSE Euronext, NASDAQ OMX BX, NASDAQ Stock Market, ISE Stock Exchange, National Stock Exchange, BATS Exchange, Inc., EDGX Exchange, Inc. and EDGA Exchange, Inc.

Forward-looking statements

       Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "will," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Examples of such forward-looking statements include, but are not limited to, the statements concerning trends in revenue, costs and expenses; our accounting estimates, assumptions and judgments; our business plans relating to our products and services; our ability to scale our operations in response to changing demands and expectations of our customers; and the level of demand for our products and services. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.

Investor Relations: Murrey Wanstrath-1-312-827-3663